UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 28, 2018

MAGNEGAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35586	26-0250418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

11885 44th Street North

Clearwater, FL 33762

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (727) 934-3448

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On August 28, 2018, MagneGas Corporation (the “Company”) entered into a Securities Purchase Agreement (“SPA”) with the investor(s) listed on the signature page thereto (“Investor”). Under the terms of the SPA, the Company offered and agreed to sell up to 25,000,000 shares of common stock (“Common Stock”) at any time during the offering period until the expiration or termination of the offering. The purchase price for the Common Stock is $0.15 per share. Total gross proceeds to the Company upon completion of the offering (assuming full subscription) would be $3,750,000.

Additionally, at each closing and upon receipt of the consideration for such shares of Common Stock, the Company will grant the Investor that number of warrants equal to the number of shares of Common Stock purchased at each closing (“Warrants”), up to a total of 25,000,000 Warrants at an exercise price of $0.30 per share (“Exercise Price”). The Warrants may only be exercised for cash and expire on August 31, 2019. Total gross proceeds to the Company, assuming full subscription of the Common Stock offering and full exercise of the total number of Warrants available for grant, would be $7,500,000. Under the terms of the Warrants, the Company is required to file and will make best efforts to cause to be declared effective, one or more resale registration statements with respect to any Warrant shares within thirty (30) days of the Holder’s striking of any Warrants and the payment of the Exercise Price giving rise to such Warrant shares.

The Company may not issue any shares of Common Stock pursuant to the terms of the SPA or Warrants if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue pursuant to the SPA or upon exercise of the Warrants without breaching the Company’s obligations under the rules or regulations of the Nasdaq Capital Market (“Principal Market”) (the number of shares which may be issued without violating such rules and regulations, the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of shares of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Holder.

Maxim Group, LLC (“Maxim”) acted as finder for this transaction. The Company agreed to pay Maxim a cash finder’s fee equal to 5.0% of the gross proceeds received by the Company (the “Finder’s Fee”).

The issuance of the Common Stock is being made pursuant to a prospectus supplement and accompanying base prospectus relating to the Company’s effective shelf registration statement on Form S-3 (File No. 333-207928). The offering of the Warrants is exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the safe harbor provided by Rule 506(b) of Regulation D.

The Company obtained the written consent of the holders of a majority of its outstanding voting securities approving the terms of the SPA the issuance of the Common Stock and Warrants, including the potential issuance of more than 20% of the Company’s issued and outstanding Common Stock in connection with the SPA, in accordance with Nasdaq Listing Rule 5635. The Company is also required to file with the Securities and Exchange Commission, and mail to its stockholders, a definitive information statement in compliance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended.

The above description of the SPA does not purport to be complete and is qualified in its entirety by the full text of such SPA, which is incorporated herein and attached hereto as Exhibit 10.1.

A copy of the opinion of our General Counsel relating to the legality of the issuance and sale of the Common Stock is attached as Exhibit 5.1 hereto.

Item 3.02 Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

The Warrants were offered and sold in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D, Rule 506(b).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

5.1	Opinion of General Counsel
10.1	Securities Purchase Agreement dated August 28, 2018
23.1	Consent of General Counsel (contained in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2018

MAGNEGAS CORPORATION

/s/ Ermanno Santilli
By:	Ermanno Santilli
Its:	Chief Executive Officer